                                                                   EXHIBIT 10.07

                                INGRAM MICRO INC.

                           ROLLOVER STOCK OPTION PLAN

            SECTION 1. PURPOSE. The purpose of the Ingram Micro Inc. Rollover Stock Option Plan is to provide for the granting of options to purchase shares of Micro's common stock upon the conversion and cancellation of certain options to purchase shares of, and ISUs and SARs relating to, common stock of Industries as provided in the Conversion Agreement in connection with the split-off pursuant to the Exchange Agreement.

            SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

            "BOARD" means the Board of Directors of Micro.

            "CAUSE" means commission of acts of dishonesty, disloyalty or acts substantially detrimental to the welfare of Micro, Industries or Entertainment or any of their respective Subsidiaries, as determined by the respective Boards of Directors, or designated committees thereof.

            "CLOSING" shall have the meaning ascribed thereto in the Exchange Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "non-employee director" within the meaning of Rule 16b-3. Until otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.

            "CONVERSION AGREEMENT" means the Stock Option, SAR and ISU Conversion and Exchange Agreement, dated as of the date of the Closing among the Ingram Companies and the other Persons set forth on the signature pages thereof.

            "EMPLOYEE" means an employee of Micro, Industries or Entertainment or any of their respective Subsidiaries or IEI Holdings Inc.

            "EMPLOYER" means a Participant's employer on the date that an Option is granted hereunder to such Participant or any of such Employer's respective parent or subsidiary corporations.

            "ENTERTAINMENT" means Ingram Entertainment Inc.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE AGREEMENT" means the Exchange Agreement dated as of [   ],
1996 among the Ingram Companies and the other Persons set forth on the signature pages thereof.

            "EXECUTIVE OFFICER" means, at any time, an individual who is an executive officer of Micro within the meaning of Exchange Act Rule 3b-7 or who is an officer of Micro within the meaning of Exchange Act Rule 16a-1(f).

            "FAIR MARKET VALUE" means with respect to the Shares, as of any given date or dates, the reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares, the lack of liquidity of the Shares, the fact that the Shares may represent a minority interest and such other factors as the Committee shall in its discretion deem relevant or appropriate.

            "INCENTIVE STOCK OPTION" means a right to purchase Shares from Micro that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            "INDUSTRIES" means Ingram Industries Inc.

            "INGRAM COMPANY" means each of Micro, Industries and Entertainment and their respective Subsidiaries or IEI Holdings Inc.

            "INGRAM FAMILY" means Martha Ingram, her descendants (including any adopted Persons and their descendants) and their respective spouses.

            "ISU" shall have the meaning ascribed thereto in the Conversion Agreement.

            "MICRO" means Ingram Micro Inc.

            "NON-QUALIFIED STOCK OPTION" means a right to purchase Shares from Micro that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

            "OPTION" means an Incentive Stock Option or a Non-Qualified Stock Option.

            "OPTION AGREEMENT" means the written agreement evidencing an Option in substantially the form attached hereto as Annex 1.

            "PARTICIPANT" means any Employee set forth in Schedule 1 to the Conversion Agreement holding Options, ISUs or SARs outstanding as of the Closing under any Industries Equity-Based Plan (as defined in the Conversion Agreement) and to the extent applicable, any heirs or legal representatives thereof.

            "PERSON" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

            "PLAN" means this Rollover Stock Option Plan.

            "PUBLIC OFFERING" means an underwritten registered public offering of Shares of any class of common stock of Micro.

            "PURCHASE AGREEMENT" means an agreement substantially in the form attached hereto as Annex 2 or Annex 3, as the case may be, to be executed by Micro and a Participant as a condition to the exercise, prior to a Public Offering, by such Participant of any Option granted hereunder.

            "RULE 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            "SAR" shall have the meaning ascribed thereto in the Conversion Agreement.

            "SEC" means the Securities and Exchange Commission or any successor thereto.

            "SHARES" means shares of the Class A Common Stock, $.01 par value per share, of Micro, or such other securities of Micro as may be designated by the Committee from time to time pursuant to the provisions of the Plan.

            "SUBSIDIARY" means, with respect to Industries, Entertainment or Micro, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person at any time after the Closing.

            SECTION 3. ADMINISTRATION.

            (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities or other property, or suspended and the method or methods by which Options may be settled, exercised or suspended;
(ii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other property and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (iii) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan; (iv) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (v) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee shall treat each Participant equally under this Section 3(a) and without regard to whether any such Participant is employed by Micro, Entertainment or Industries or any of their respective parent or subsidiary corporations, as the case may be.

            (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including any Ingram Company, any Participant, any holder or beneficiary of any Option, any shareholder and any Employee.

            SECTION 4. SHARES AVAILABLE FOR OPTIONS.

            (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options may be granted under the Plan shall be 12,000,000.

            (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Shares or other securities of Micro or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares of Micro (or number and kind of other securities or property) with respect to which Options may thereafter be granted, (ii) the number of Shares or other securities of Micro (or number and kind of other securities or property) subject to outstanding Options, and (iii) the exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, in each case, that except to the extent deemed desirable by the Committee (A) with respect to Options that are intended to qualify as Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code and (B) with respect to any Option, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code.

            (c) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

            SECTION 5. ELIGIBILITY. Participation in the Plan is limited to those Employees who qualify as Participants as of the Closing.

            SECTION 6. STOCK OPTIONS.

            (a) Grant. The Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor, the type of Option and the conditions and limitations applicable to the exercise of the Option shall be determined in accordance with the Conversion Agreement, including Schedule 1 thereto. Options will be Incentive Stock Options, Non-Qualified Stock Options or both, as provided in the Conversion Agreement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.

            (b) Exercise Price. The Committee shall establish the exercise price as provided in Schedule 1 to the Conversion Agreement.

            (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, subject to the Conversion Agreement, specify in the applicable Option Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

            (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by Micro. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to Micro as of the date of such tender is at least equal to such option price.

            SECTION 7. TERMINATION OR SUSPENSION OF EMPLOYMENT. The following provisions shall apply in the event of the Participant's termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Option or thereafter.

            (a) Nonqualified Stock Options.

            (i) Termination of Employment. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment with the Participant's Employer or any of its Subsidiaries is terminated for any reason other than death, permanent and total disability, retirement or Cause, the Participant's right to exercise any Nonqualified Stock Option shall terminate, and such Option shall expire, on the earlier of (A) the 60th day following such termination of employment or (B) the date such Option would have expired had it not been for the termination of employment. The Participant shall have the right to exercise such Option prior to such expiration to the extent it was exercisable at the date of such termination of employment and has not subsequently been exercised.

            (ii) Death, Disability or Retirement. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment with the Participant's Employer or any of its

Subsidiaries is terminated by reason of death, permanent and total disability, or retirement, the Participant or his successor (if employment is terminated by death) shall have the right to exercise any Nonqualified Stock Option during the one-year period following such termination of employment, to the extent it was exercisable and outstanding at the date of such termination of employment, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment. The meaning of the terms "permanent and total disability" and "retirement" shall be determined by the Committee.

            (iii) Cause. On the date the Participant's employment with the Participant's Employer or any of its Subsidiaries is terminated for Cause, the Participant's right to exercise any Nonqualified Stock Option shall terminate and such Option shall expire.

            (iv) Acceleration and Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide at any time (A) that an Option granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant's employment and (B) that an Option may become immediately exercisable when it finds that such acceleration would be in the best interests of Micro.

            (b) Incentive Stock Options. Except as otherwise determined by the Committee at the time of grant or otherwise or as required to comply with applicable law, if the Participant's employment with the Participant's Employer or any of its Subsidiaries is terminated for any reason other than for Cause, the Participant shall have the right to exercise any Incentive Stock Option during the 60 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Nonqualified Stock Option, and such Option will be exercisable during the period set forth in Section 7(a) of the Plan, provided that in the event that employment is terminated because of death or the Participant dies in such 60-day period the Option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. On the date the Participant's employment with his Employer or any of its Subsidiaries is terminated for Cause, the Participant's right to exercise any Incentive Stock Option shall terminate and such Option shall expire.

            (c) Any time spent by a participant in the status of "leave without pay" shall be disregarded for purposes of determining the extent to which any Option or portion thereof has vested or otherwise become exercisable or nonforfeitable.

            SECTION 8. AMENDMENT AND TERMINATION.

            (a) Amendments to the Plan. Subject to the provisions of the Conversion Agreement, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

            (b) Amendments to Options. Subject to the provisions of the Conversion Agreement, the Committee may waive any conditions or rights under, amend any terms of, or alter or suspend any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration or suspension that would adversely affect the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

            (c) Cancellation. Any provision of this Plan or any Option Agreement to the contrary notwithstanding, the Committee may cause any Option granted hereunder to be cancelled in consideration of a cash payment or alternative Option made to the holder of such cancelled Option equal in value to the Fair Market Value of such cancelled Option on the date of cancellation.

            SECTION 9. GENERAL PROVISIONS.

            (a) Nontransferability. No Option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution provided, however, that an Option other than an Incentive Stock Option may be transferable, to the extent set forth in the applicable Option Agreement, (i) if such Option Agreement provisions do not disqualify such Option for exemption under Rule 16b-3 or (ii) if such Option is not intended to qualify for exemption under such rule.

            (b) No Rights to Options. Except as provided in the Conversion Agreement or herein, no Employee, Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each recipient.

            (c) Share Certificates. All certificates for Shares or other securities of Micro or any Subsidiary delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (d) Withholding. A Participant may be required to pay to the Participant's Employer and such Employer shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other property) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Employer to satisfy all obligations for the payment of such taxes.

            (e) Option Agreements. Each Option hereunder shall be evidenced by an Option Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Option and any rules applicable thereto.

            (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent Micro or any of its Subsidiaries from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock and Shares (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

            (g) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Participant's Employer or any other Ingram Company. Further, the Participant's Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan or otherwise, unless otherwise expressly provided in the Plan or in any Option Agreement.

            (h) Rights as a Stockholder. Subject to the provisions of the applicable Option, no Participant or holder or beneficiary of any Option shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

            (i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of Delaware.

            (j) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

            (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle Micro to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to Micro by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of Micro, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S.

federal securities laws and any other laws to which such offer, if made, would be subject.

            (l) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Micro or any of its Subsidiaries and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Micro or any of its Subsidiaries pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of Micro or any of its Subsidiaries.

            (m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

            (n) Execution of Purchase Agreement; Disposition of Shares. Prior to a Public Offering, no Shares shall be issued pursuant to the exercise of an Option unless and until a Purchase Agreement shall be executed by Micro and the Participant. Each certificate representing Shares so acquired shall bear an appropriate legend setting forth the restrictions on transfer of such Shares as provided by such Purchase Agreement.

            (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            SECTION 10. TERM OF THE PLAN.

            (a) Effective Date. The Plan shall be effective as of [DATE OF BOARD ADOPTION, 199_], subject to approval by the shareholders of Micro.

            (b) Expiration Date. Subject to earlier termination by Micro, the Plan shall expire 90 days after the Closing. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust or suspend any such Option or to waive any conditions or rights under any such Option shall, continue after the authority for grant of new Options hereunder has been exhausted or terminated.